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                         AMENDMENT NO. 1

                                To

                 PENNSYLVANIA POWER & LIGHT COMPANY

                    INCENTIVE COMPENSATION PLAN

	WHEREAS, Pennsylvania Power & Light Company ("Company") has adopted the Pennsylvania Power & Light Company Employee Savings
Plan ("Plan") effective January 1, 1987; and
	WHEREAS, the Plan was amended and restated effective July 1, 1992; and
	WHEREAS, the Company desires to further amend the Plan;
	NOW, THEREFORE, the Plan is hereby amended as follows:
I. Effective as of the "Effective Time" as defined in the Agreement and Plan of Exchange between Pennsylvania Power & Light Company and PP&L Resources, Inc., the following provisions of Sections 1, 2, 5, 7, 8, 9 and 10 are amended to read:
SECTION 1.  PURPOSE OF THE PLAN.
	The purpose of the Incentive Compensation Plan (the "Plan") is to provide a method whereby officers and other key employees of Pennsylvania Power & Light Company (the "Company") may be awarded additional remuneration for performance in meeting specific Company objectives in a form that increases their ownership interest and encourages them to remain in the employ of the Company.

SECTION 2.  DEFINITIONS.

	B.  "Board" means the Board of Directors of Resources.

	E.  "Common Stock" means the Common Stock of Resources.

	J. "Eligible Employee" means any person employed by the Company, its subsidiaries or affiliates on a regularly scheduled basis during any portion of a period for which an Award is made and who satisfies all of the requirements of Section 6.

	O.  "Option" or "Stock option" means either an Incentive
Stock Option or a nonqualified stock option granted under Section
8 with respect to Common Stock.

	S.  "PP&L" means the Company.

	T.  "Resources" means PP&L Resources, Inc.

SECTION 5.  GRANT OF AWARDS AND LIMITATION OF NUMBER OF SHARES
AWARDED.

	The Committee may, from time to time, grant Awards to one or more Eligible Employees, provided that: (i) subject to any adjustment pursuant to Section 10G, the aggregate number of shares of Common Stock subject to Awards (including Incentive
Stock Options) may not exceed 200,000 shares; (ii) to the extent that an Award lapses or is forfeited or the rights of the Participant to whom an Award was granted terminate, any shares of Common Stock subject to such Award shall again be available for the grant of an Award under the Plan; and (iii) shares delivered under the Plan may be authorized and unissued Common Stock, Common Stock held in the treasury of Resources or Common Stock purchased on the open market (including private purchases) in accordance with applicable securities laws. In determining the size of the Awards, the Committee shall assess the performance of the Eligible Employees against criteria to be established by the Committee from time to time based on corporate performance, including shareowner and customer-related factors, and shall take into account the Participant's responsibility level, potential, cash compensation level and the Fair Market Value of the Common Stock at the time of Awards, as well as such other matters as the Committee deems appropriate.

SECTION 7.  RESTRICTED STOCK.

	B. Restriction Period. At the time a Restricted Stock Award is granted, the Committee shall establish a Restriction Period applicable to such Award which shall be not less than three years and not more than ten years from the Date of Grant, subject to the provisions of Section 7C. Each Restricted Stock Award may have a different Restriction Period.

	Notwithstanding the other provisions of this Section 7: (i) in the event of a public tender offer for all or any portion of the Common Stock or in the event that any proposal to merge or consolidate Resources with another company is submitted to the shareowners of Resources for a vote, the Committee in its sole discretion may change or eliminate the Restriction Period and;
(ii) the Committee is authorized in its sole discretion to accelerate the time at which any or all of the restrictions on all or any part of a Restricted Stock Award shall lapse or to remove any or all of such restrictions whenever the Committee may decide that changes in tax or other laws or other circumstances arising after the granting of a Restricted Stock Award make such action appropriate; provided, however, that no acceleration or removal of restrictions shall result in payout of stock to the Participant less than six months after the Date of Grant except pursuant to Section 7C below upon the termination, death, disability or retirement of the Participant.

	C. Forfeiture or Payout of Award. Restricted-Stock Awards are subject to forfeiture or payout (i.e., removal of restrictions) as follows:

		(i) Termination - the Restricted Stock Award will be completely forfeited.

		(ii) Retirement - payout of the Restricted Stock Award will be Prorated for service durinq the restriction period.

		(iii) Early Retirement - payout of the Restricted Stock Award will be prorated for service during the restriction period.

		(iv) Disability - payout of the Restricted Stock Award will be prorated as if the Participant had maintained active employment until the Normal Retirement Date.

		(v) Death - payout of the Restricted Stock Award will be prorated as if the Participant had maintained active employment until the Normal Retirement Date.

	In any instance where payout of a Restricted Stock Award is to be prorated, the Committee may choose to provide the Participant (or the Participant's estate) with the entire Award rather than the prorated portion thereof.

	Any Restricted Stock which is forfeited will be transferred to Resources.

SECTION 8.  STOCK OPTIONS.

	J. Early Disposition of Common Stock. If a Participant shall dispose of any shares of Common Stock purchased pursuant to an Incentive Stock Option within one year from the date the shares were acquired or within two years from the Date of Grant of the Option under which such shares of Common Stock were purchased, then, to provide the Company or Resources with the opportunity to claim the benefit of any income tax deduction which may be available to it under the circumstances, the Participant shall within ten days of such disposition notify the Company of the dates of acquisition and disposition of such shares of Common Stock, the number of shares so disposed and the consideration, if any, received therefor.

SECTION 9.  AMENDMENT OF THE PLAN.

	The Committee may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part, except:
(i) no such action may be taken without approval by the shareowners of Resources which materially increases the benefits accruing to Participants pursuant to the Plan, increases the number of shares of Common Stock which may be issued pursuant to the Plan (except as provided in Section 10G) or materially modifies the requirements as to eligibility for participation in the Plan; and (ii) no such action may be taken without the consent of the Participant to whom any Award shall theretofore have been granted, which adversely affects the rights of such Participant concerning such Award, except as such termination or amendment of the Plan is required by statute, or rules and regulations promulgated thereunder.

SECTION 10.  MISCELLANEOUS PROVISIONS.

	E. Indemnification. Each person who is or at any time serves as a member of the Board, the Committee or PP&L's Board of Directors shall be indemnified and held harmless by the Company against and from: (i) any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action or failure to act under the Plan; and (ii) any and all amounts paid by such person in satisfaction of judgment in any such action, suit or proceeding relating to the Plan. Each person covered by this indemnification shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person's own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the bylaws of Resources, as a matter of law, or otherwise, or any power that Resources may have to indemnify such person or hold such person harmless.

	F. Reliance on Reports. Each member of the Board, the Committee and PP&L's Board of Directors shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of, or counsel for, the Company or Resources and upon any other information furnished in connection with the Plan. In no event shall any person who is or shall have been a member of the Board, the Committee or PP&L's Board of Directors be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

	H. Company Successors. In the event Resources becomes a party to a merger, consolidation, sale of substantially all of its assets or any other corporate reorganization in which Resources will not be the surviving corporation or in which the holders of the Common Stock will receive securities of another corporation, then such other corporation shall assume the rights and obligations of Resources under this Plan.

II. Except as provided for in this Amendment No. 1, all other provisions of the Plan shall remain in full force and effect.
	IN WITNESS WHEREOF, this Amendment No. 1 is executed this
7th  day of October, 1994.

                                PENNSYLVANIA POWER & LIGHT COMPANY



                             By:___/s/ John M. Chappelear_____
                                   John M. Chappelear
                                   Vice President-Investments &
                                   Pensions